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                                                                       EXHIBIT 8

                         BRADLEY ARANT ROSE & WHITE LLP

                               December 2, 1997



Belmont Homes, Inc.
Highway 25 South
Industrial Park Drive
Belmont, MS 38827

         Re: Agreement and Plan of Merger by and among Cavalier Homes, Inc., Crimson Acquisition Corp. and Belmont Homes, Inc.

Ladies and Gentlemen:

         We have been requested to render certain opinions with respect to the transactions contemplated by that certain Agreement and Plan of Merger dated as of August 14, 1997, as amended by Amendment No. 1 dated as of September 19, 1997 (as amended, the "Merger Agreement"), by and among Belmont Homes, Inc., a Mississippi corporation ("Belmont"), Cavalier Homes, Inc., a Delaware corporation ("Cavalier"), and Crimson Acquisition Corp., a Mississippi corporation and a direct, wholly-owned subsidiary of Cavalier ("Subsidiary"), as described in more detail in the Merger Agreement and the Joint Proxy Statement and Prospectus filed by Cavalier with the Securities Exchange Commission on September 23, 1997 (the "Proxy Statement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Merger Agreement.

         In rendering the opinions set forth below, we have examined and relied upon the originals or copies of the Merger Agreement, the Proxy Statement, and the representations given to us by letter of even date with this opinion by Belmont, and by letter of even date with this opinion by Cavalier, each as contained and described in the representations section of this letter, and such other documents and materials as we have deemed necessary as a basis for such opinions. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens and the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and, as to factual matters, the veracity of written statements made by officers and other representatives of Belmont and Cavalier.

         In rendering this opinion, we have made such investigation of law and facts as we have deemed necessary, including examination of the relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated pursuant thereto by the Department of the Treasury and the IRS, and applicable judicial decisions, all of which are subject to change. Neither Cavalier, Subsidiary, nor Belmont has requested or will receive an advance ruling from the Internal Revenue Service ("IRS") as to any of the federal income tax effects of the Merger to holders of Belmont Common Stock (as hereinafter defined), or of any of the federal income tax effects to Cavalier, Subsidiary or Belmont of the Merger. Our opinion is not binding on the IRS and there can be no assurance, and none is hereby given, that the IRS will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the IRS.


                            The Proposed Transaction


         Immediately prior to the Merger, Cavalier will own 100% of the capital stock of Subsidiary. Pursuant to the Merger Agreement, among other things, (i) Subsidiary will be merged with and into Belmont (the "Merger") in




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Belmont Homes, Inc.
December 2, 1997
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accordance with applicable provisions of the Mississippi Business Corporation
Act (the "Corporation Law"), and (ii) except for those shares for which the holder exercises the right of dissent afforded under the Corporation Law (such holders being hereinafter referred to as the "Dissenting Shareholders"), each outstanding share of common stock, par value $0.10 per share, of Belmont (the "Belmont Common Stock") will be converted into eight tenths (0.8) shares of common stock of Cavalier, par value $0.10 per share (the "Cavalier Common Stock") (the "Exchange Ratio"). No fractional shares will be issued; Cavalier will pay cash in lieu of issuing fractional shares. No stock of Subsidiary will be issued in the Merger.

         All options and warrants to acquire shares of Belmont Common Stock granted by Belmont (the "Belmont Options") which are outstanding and unexercised at the time of the Merger will be assumed by Cavalier, and will be converted into options to acquire shares of Cavalier Common Stock subject to the same terms and conditions applicable to the Belmont options immediately prior to the Merger, except that the number of shares subject to each option and the exercise price thereof will be appropriately adjusted to give effect to the Exchange Ratio.


                                 Representations


     Belmont has made the following representations:

         (a) The Merger will be consummated in compliance with the material terms of the Agreement and, except as described in the attached schedule, none of the material terms and conditions therein have been waived or modified and Belmont has no plan or intention to waive or modify further any such material condition.

         (b) The ratio for the exchange of shares of Belmont Common Stock for shares of Cavalier Common Stock was negotiated through arm's length bargaining. Accordingly, the fair market value of the Cavalier Common Stock to be received by Belmont shareholders in the Merger will be approximately equal to the fair market value of the Belmont Common Stock surrendered by such shareholders in exchange therefor.

         (c) There is no plan or intention by any of the shareholders of Belmont who own five percent (5%) or more of the Belmont Common Stock, and to the best of the knowledge of the management of Belmont, there is no plan or intention on the part of the remaining shareholders of Belmont to sell, exchange, or otherwise dispose of a number of shares of Cavalier Common Stock to be received by them in the Merger that would reduce the Belmont shareholders' ownership of Cavalier Common Stock to a number of shares having a value, as of the Effective Time of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding shares of Belmont Common Stock as of the same date. For purposes of the foregoing statement, shares of Belmont Common Stock exchanged for cash or other property by Dissenting Shareholders, if any, or exchanged for cash in lieu of fractional shares of Cavalier Common Stock have been considered as outstanding Belmont Common Stock as of the Effective Time of the Merger. In addition, the management of Belmont is not aware of any transfers of Belmont Common Stock by any holders thereof (including any sales, redemptions or other dispositions) prior to the Effective Time which were made in contemplation of the Merger.

         (d) Immediately after the Merger, Belmont will hold no less than ninety percent (90%) of the fair market value of the net assets and no less than seventy percent (70%) of the fair market value of the gross assets of Belmont held by Belmont immediately prior to the Merger, and no less than ninety percent (90%) of the fair market value of the net assets and no less than seventy percent (70%) of the fair market value of the gross assets of Subsidiary held by Subsidiary immediately prior to the Merger. For purposes of this certification, amounts used by Belmont or by Subsidiary to pay Dissenting Shareholders or to pay reorganization expenses, and all redemptions and distributions (except for regular, normal and recurring dividends) made by Belmont or by Subsidiary immediately prior to the Merger will be considered as assets held by Belmont or Subsidiary, respectively, immediately prior to the Merger. Belmont has not redeemed any of the Belmont Common Stock, made any distribution with respect to any of the Belmont Common Stock, or disposed of any of its assets in anticipation of or as part of a plan for the acquisition of Belmont by Cavalier.





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Belmont Homes, Inc.
December 2, 1997
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         (e) The liabilities of Belmont and the liabilities to which the assets of Belmont are subject were incurred by Belmont in the ordinary course of Belmont's business. None of the shares of Belmont to be surrendered in exchange for Cavalier Common Stock in the Merger will be subject to any liabilities following such exchange.

         (f) Cavalier, Subsidiary and Belmont each will pay their respective expenses, if any, incurred in connection with the Merger. None of Cavalier, Subsidiary or Belmont will pay any of the expenses of the share holders of Belmont, if any, incurred in connection with the Merger.

         (g) There is no intercorporate indebtedness existing between Cavalier and Belmont or between Subsidiary and Belmont that was issued, acquired, or which will be settled at a discount.

         (h) Belmont is not an investment company as such term is defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

         (i) Belmont is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (j) As of the Effective Time of the Merger, the fair market value of the assets of Belmont will exceed the sum of the liabilities of Belmont (including any liabilities to which its assets are subject).

         (k) The payment of cash in lieu of fractional shares of Cavalier Common Stock is not separately bargained-for consideration and is being made solely for the purpose of saving Cavalier the expense and inconvenience of issuing fractional shares. Furthermore, the total cash consideration paid to shareholders of Belmont in lieu of fractional shares of Cavalier pursuant to the Merger Agreement will not exceed one percent (1%) of the total consideration issued in the Merger to the Belmont shareholders in exchange for their shares of Belmont Common Stock, and no Belmont shareholder will receive cash for fractional share interests in an amount equal to or greater than the value of one full share of Cavalier Common Stock.

         (l) None of the compensation received by any shareholder-employee of Belmont pursuant to any employment, consulting or similar arrangement (including a covenant not to compete) is or will be separate consideration for, or allocable to, any of such shareholder-employee's shares of Belmont Common Stock. None of the shares of Cavalier Common Stock received by any shareholder-employee of Belmont pursuant to the Merger are, or will be, separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensa tion paid to any shareholder-employees of Belmont pursuant to any such employment, consulting or similar arrangement (including a covenant not to compete) is or will be for services actually rendered and performed, and will be commensurate with amounts paid to third parties bargaining at arms' length for similar services.

     Cavalier has made the following representations:

         (i) The Merger will be consummated in compliance with the material terms of the Agreement and, except as described in the attached schedule, none of the material terms and conditions therein have been waived or modified and Cavalier has no plan or intention to waive or modify further any such material condition.

         (ii) The ratio for the exchange of shares Belmont Common Stock for Cavalier Common Stock was negotiated through arm's length bargaining. Accordingly, the fair market value of the Cavalier Common Stock to be received by Belmont shareholders in the Merger will be approximately equal to the fair market value of the Belmont Common Stock surrendered by such shareholders in exchange therefor.

         (iii) Immediately after the Merger Belmont will hold no less than ninety percent (90%) of the fair market value of the net assets and no less than seventy percent (70%) of the fair market value of the gross assets of Belmont held by Belmont immediately prior to the Merger, and no less than ninety percent (90%) of the fair market value of the net assets and no less than seventy percent (70%) of the fair market value of the gross assets of Subsidiary held by Subsidiary immediately prior to the Merger. For purposes of this certification, amounts used by Belmont or by Subsidiary to pay Dissenting Shareholders or to pay reorganization expenses, and all redemptions and distributions




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Belmont Homes, Inc.
December 2, 1997
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(except for regular, normal and recurring dividends) made by Belmont or by
Subsidiary immediately prior to the Merger will be considered as assets held by Belmont or Subsidiary, respectively, immediately prior to the Merger. The management of Cavalier is not aware of Belmont having redeemed any of the Belmont Common Stock, having made any distribution with respect to any of the Belmont Common Stock, or having disposed of any of its assets in anticipation of or as part of a plan for the acquisition of Belmont by Cavalier.

         (iv) Prior to the Merger, Cavalier will be in control of Subsidiary within the meaning of Section 368(c) of the Code.

         (v) Cavalier has no plan or intention to cause Belmont after the Merger to issue additional shares of Belmont capital stock which would result in Cavalier losing control of Belmont within the meaning of Section 368(c) of the Code.

         (vi) Cavalier has no plan or intention to reacquire any of its stock issued in the Merger.

         (vii) Cavalier is the owner of all of the outstanding capital stock of Subsidiary, and Cavalier has no plan or intention after the Merger to liquidate Belmont, to merge Belmont into another corporation, to make any extraordinary distribution in respect of its stock in Belmont, to sell or otherwise dispose of the capital stock of Belmont or to cause Belmont to sell or otherwise dispose of any of the assets of Belmont held by Belmont immediately prior to the Merger, except for dispositions in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

         (viii) Following the Merger, Belmont will continue its historic business or will use a significant portion of its historic assets in a business.

         (ix) Cavalier, Subsidiary, Belmont and the shareholders of Belmont each will pay their respective expenses, if any, incurred in connection with the Merger. None of Cavalier, Subsidiary or Belmont will pay any of the expenses of the shareholders of Belmont, if any, incurred in connection with the Merger.

         (x) There is no intercorporate indebtedness existing between Cavalier and Belmont or between Subsidiary and Belmont that was issued, acquired, or which will be settled at a discount.

         (xi) Neither Cavalier nor Subsidiary is an investment company as such term is defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         (xii) Neither Cavalier nor Subsidiary is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         (xiii) Other than the approximately 23,000 shares of the common stock of Belmont currently owned by Cavalier, Cavalier does not own, and Cavalier has not owned at any time during the past five years, any shares of the capital stock of Belmont.

         (xiv) As of the Effective Time of the Merger, the fair market value of the assets of Belmont will exceed the sum of the liabilities of Belmont (including any liabilities to which its assets are subject).

         (xv)   No stock of Subsidiary will be issued in the Merger.

         (xvi) The payment of cash in lieu of fractional shares of Cavalier Common Stock is not separately bargained-for consideration and is being made solely for the purpose of saving Cavalier the expense and inconvenience of issuing fractional shares. Furthermore, the total cash consideration paid to shareholders of Belmont in lieu of fractional shares of Cavalier pursuant to the Merger Agreement will not exceed one percent (1%) of the total consideration issued in the Merger to the Belmont shareholders in exchange for their shares of Belmont Common Stock, and no Belmont shareholder will receive cash for fractional share interests in an amount equal to or greater than the value of one full share of Cavalier Common Stock.



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December 2, 1997
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         (xvii) None of the compensation received by any shareholder-employee of
Belmont pursuant to any employment, consulting or similar arrangement with Cavalier (including a covenant not to compete) is or will be separate consideration for, or allocable to, any of such shareholder-employees' shares of Belmont Common Stock. None of the shares of Cavalier Common Stock received by any shareholder-employee of Belmont pursuant to the Merger are, or will be, separate consideration for, or allocable to, any such employment, consulting or similar arrangement. The compensation paid to any shareholder-employees of Belmont pursuant to any such employment, consulting or similar arrangement (including a covenant not to compete) is or will be for services actually rendered and performed, and will be commensurate with amounts paid to third parties bargaining at arms' length for similar services.


                                    Opinion


     Upon the basis of the foregoing facts, representations and assumptions, and solely for purposes of the Code, we are of the opinion that:

         (1) The proposed transaction will constitute a reorganization within the meaning of section 368(a)(1)(A). The reorganization is not disqualified by reason of the fact that Cavalier Common Stock is used in the transaction (section 368(a)(2)(E)). Cavalier, Subsidiary, and Belmont each will be "a party to a reorganization" within the meaning of section 368(b).

         (2) No gain or loss will be recognized by the shareholders of Belmont upon the exchange of Belmont Common Stock (including fractional share interests, if any) solely for Cavalier Common Stock.

         (3) The basis of the Cavalier Common Stock (including fractional share interests, if any) to be received by Belmont shareholders will, in each case, be the same as the basis of the Belmont Common Stock surrendered in exchanged therefor.

         (4) The holding period of Cavalier Common Stock (including fractional share interests, if any) to be received by the shareholders of Belmont will include the period during which the Belmont Common Stock exchanged therefor was held by them, provided that such Belmont Common Stock was held as a capital asset on the date of the exchange.

         (5) Where solely cash is received by Dissenting Shareholders in exchange for their Belmont Common Stock, the cash payment will be treated as received by the shareholder as a distribution in redemption of such Belmont Common Stock subject to the provisions and limitations of section 302 of the Code.

         (6) The payment of cash in lieu of fractional share interests of Cavalier Common Stock will be treated as if the fractional share was distributed as part of the exchange and then redeemed by Cavalier. These payments will be treated as having been received as distributions in full payment in exchange for stock redeemed as provided in section 302(a) of the Code.

     This opinion is rendered solely with respect to certain federal income tax consequences of the Merger under the Code, and does not extend to the income or other tax consequences of the Merger under the laws of any state or any political subdivision of any state. Furthermore, no opinion is expressed as to the federal or state tax treatment of the transaction under any other provisions of the Code and regulations, or about the tax treatment of any conditions existing at the time of, or effects resulting from, the transaction that are not specifically covered by the above opinions. We




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December 2, 1997
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express no opinion as to the federal or state income tax consequences to the holders of Belmont Options or to the issuing corporations of the proposed assumption and conversion of such Options into the equivalent options to acquire shares of Cavalier Common Stock.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-4 filed by Cavalier with the Securities and Exchange Commission relating to the Merger, as amended (the "Registration Statement"), and we further consent to the references to this opinion in the Registration Statement. This opinion is being provided solely for the use of the Belmont and the shareholders of Belmont. No other party or person shall be entitled to rely on this opinion without our express written consent.


                                 Sincerely yours,


                                 /s/  Bradley Arant Rose & White LLP